QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on October 18, 2002

Registration Statement No. 333-92577

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AFFYMETRIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0319159 (I.R.S. Employer Identification No.)

3380 Central Expressway
Santa Clara, CA 95051
(Address of principal executive offices) (Zip Code)

Barbara A. Caulfield, Executive Vice President, General Counsel and Secretary
AFFYMETRIX, INC.
3380 Central Expressway
Santa Clara, CA 95051
(Name and address of agent for service)
 (408) 731-5000
(Telephone number, including area code, of agent for service)

        APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:    Not applicable.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

        Affymetrix, Inc., a Delaware corporation ("Affymetrix"), filed a Registration Statement on Form S-3 (File No. 333-92577) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on December 10, 1999, registering $150,000,000 in aggregate principal amount of 5% Convertible Subordinated Notes due 2006 (the "Notes") and 1,219,515 shares of Affymetrix's common stock, par value $.01 per share, into which the Notes were convertible (the "Conversion Shares") to be offered from time-to-time by the selling shareholders named therein (the "Offering"). The Commission declared the Registration Statement effective on February 9, 2000.

        In accordance with the undertaking contained in Part II, Item 17(3) of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, Affymetrix files this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to remove from registration all of the Notes and Conversion Shares that were subject to the Offering but remain unsold as of the date hereof. Affymetrix is deregistering these securities because its obligation to maintain the effectiveness of the Registration Statement pursuant to the terms of its registration rights agreement with the selling shareholders has expired.

2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Santa Clara, State of California on October 8, 2002.

By:	/s/ BARBARA A. CAULFIELD Barbara A. Caulfield Executive Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ STEPHEN P.A. FODOR Stephen P.A. Fodor, Ph.D.	Chief Executive Officer and Chairman of the Board	October 8, 2002
/s/ GREGORY T. SCHIFFMAN Gregory T. Schiffman	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 14, 2002
/s/ PAUL BERG Paul Berg, Ph.D.	Director	October 8, 2002
/s/ JOHN D. DIEKMAN John D. Diekman, Ph.D.	Director	October 8, 2002
/s/ VERNON R. LOUCKS, JR. Vernon R. Loucks, Jr.	Director	October 8, 2002
/s/ SUSAN E. SIEGEL Susan E. Siegel	Director	October 8, 2002
/s/ DAVID B. SINGER David B. Singer	Director	October 8, 2002
/s/ JOHN A. YOUNG John A. Young	Director	October 8, 2002

3

QuickLinks

DEREGISTRATION OF SECURITIES
SIGNATURES